As filed with the Securities and Exchange Commission on September 29, 2023

 Registration No. 333-225254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gofba, Inc.
(Exact name of registrant as specified in its charter)

California	7380	94-3453342
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3281 East Guasti Road, Suite 700 Ontario, CA 91761	(909) 212-7662
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

Anna Chin, President

Gofba, Inc.

3281 East Guasti Road, Suite 700

Ontario, CA 91761

(909) 212-7662

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

Craig V. Butler, Esq.

Law Offices of Craig V. Butler

300 Spectrum Center Drive, Suite 300

Irvine, CA 92618

(949) 484-5667

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-225254) (the “Registration Statement”) of Gofba, Inc., a California corporation (“Gofba”), as amended and as originally declared effective by the Securities and Exchange Commission (the “SEC”) on November 12, 2019, is being filed to  withdraw and remove from registration all shares of the Registrant’s common stock, $0.01 par value per share (the “Shares”), remaining unsold under the Registration Statement.  Under Rule 415(a)(5) the continuous offering of our common stock under the Registration Statement ended on November 12, 2022 (the “Expiration Date”).  We did not sell any shares of our common stock under the Registration Statement after the Expiration Date.

Gofba is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statement and, in accordance with an undertaking made by Gofba in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any common stock that had been registered for issuance but remain unsold at the termination of the offering.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Ontario, State of California.

Gofba, Inc.

Dated: September 29, 2023	By:	/s/ Anna Chin
	Name:	Anna Chin
	Its:	President (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated: September 29, 2023	By:	/s/ Anna Chin
Anna Chin
Director, President (Principal Executive Officer), and Chief Financial Officer (Principal Accounting Officer)

Dated: September 29, 2023	By:	/s/ William DeLisi
William DeLisi
Director, Chief Executive Officer and Secretary

Dated: September 29, 2023	By:	/s/ John Larsen
John Larsen
Director and Vice President

Dated: September 29, 2023	By:	/s/ Joanna M. Kha
Joanna M. Kha
Director

3